Filed Under Rule 424(b)(3), Registration Statement No. 333-91228
Pricing Supplement No. 15—dated November 25, 2002 (To: Prospectus Dated September 12, 2002 and Prospectus Supplement Dated November 12, 2002)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBT9	$16,369,000.00	100.000%	.625%	$16,266,693.75	3.950%	SEMI- ANNUAL	11/15/2005	05/15/2003	$18.21	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBU6	$12,495,000.00	100.000%	1.000%	$12,370,050.00	4.700%	SEMI- ANNUAL	11/15/2007	05/15/2003	$21.67	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBV4	$10,425,000.00	100.000%	1.200%	$10,299,900.00	5.350%	SEMI- ANNUAL	11/15/2009	05/15/2003	$24.67	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LBW2	$9,283,000.00	100.000%	1.500%	$9,143,755.00	5.800%	SEMI- ANNUAL	11/15/2012	05/15/2003	$26.74	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities

The Dow Chemical Company
Trade Date: Monday, November 25, 2002 @12:00 PM ET
Settle Date: Friday, November 29, 2002
Minimum Denomination/Increments: $1,000/$1,000
All trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved
The Dow Chemical Company The Dow Chemical Company Internotes